Exhibit 99.1

NEWS RELEASE

For more information contact:
Joe Bedewi
Chief Financial Officer
Lattice Semiconductor Corporation
503-268-8000

David Pasquale
Global IR Partners
914-337-8801
lscc@globalirpartners.com

LATTICE SEMICONDUCTOR REPORTS
FOURTH QUARTER AND FULL YEAR 2014 RESULTS

Financial Highlights:

•	Revenue of $83.6 million, a decrease of 3.4% from $86.6 million in 3Q14 and a decrease of 6.6% from $89.5 million in 4Q13.

•	Net income of $0.13 per basic and diluted share, compared to net income of $0.08 per basic and diluted share in 3Q14 and net income of $0.06 per basic and diluted share in 4Q13.

•	Gross margin of 55.3%, compared to 58.7% in 3Q14 and 54.3% in 4Q13.

•	Fiscal year 2014 revenue of $366.1 million, an increase of 10.1% from $332.5 million in the fiscal year 2013.

•	Fiscal year 2014 net income of $0.40 per diluted share, compared to $0.19 per diluted share in fiscal year 2013.

•	Fiscal year 2014 gross margin of 56.3%, compared to 53.6% in fiscal year 2013.

HILLSBORO, OR - February 3, 2015 - Lattice Semiconductor Corporation (NASDAQ: LSCC), the leader in low power, small form factor and customizable solutions, announced financial results today for the fiscal fourth quarter and fiscal year ended January 3, 2015.

For the fourth quarter, revenue was $83.6 million, a decrease of 3.4% from $86.6 million reported in the prior quarter, and a decrease of 6.6% from the $89.5 million reported in the same quarter a year ago.

Net income for the fourth quarter was $15.4 million ($0.13 per basic and diluted share), compared to the prior quarter net income of $9.4 million ($0.08 per basic and diluted share) and net income of $6.5 million ($0.06 per basic and diluted share) reported in the same quarter a year ago. Net income for the fourth quarter included a non-recurring tax benefit of $11.5 million ($0.10 per basic and diluted share), resulting from the release of deferred tax asset valuation allowance.

For the fiscal year 2014, revenue was $366.1 million, an increase of 10.1% from $332.5 million in the fiscal year 2013. Net income for fiscal year 2014 was $48.6 million ($0.40 per diluted share), compared to a net income of $22.3 million ($0.19 per basic and diluted share) reported in fiscal year 2013.

Darin G. Billerbeck, President and Chief Executive Officer, said, "Revenue for the full year 2014 was up 10.1% and EPS was up 110.5%, as compared to the full year 2013, while gross margin improved to 56.3%, as compared to 53.6% for the full year 2013. This growth directly reflects our successful execution, operations focus, and the breadth and diversity of our customer base. Over the last twelve months, we have introduced next generations of all our key product families targeting the consumer, communications and industrial markets, enhancing our already strong product solutions portfolio. Most importantly, we continue to execute on the major strategic and operational initiatives designed to further accelerate our market penetration, and drive our revenue and EPS growth in the coming years. We are creating a global leader in wired and wireless connectivity solutions, while building value for all of our shareholders."

Joe Bedewi, Corporate Vice President and Chief Financial Officer, added, "Revenue and gross margin for the fourth quarter of 2014 were in line with our guidance. Total operating expenses for the fourth quarter of 2014 were approximately $1 million above our guidance at $41.5 million, with higher salary and engineering costs partially offset by a decline in mask costs. Net income in the fourth quarter was positively impacted by an $11.5 million non-recurring tax benefit, which resulted in a net tax benefit of $10.6 million in the fourth quarter and $5.6 million for the full year 2014. During the fourth quarter we repurchased approximately 1.7 million shares of our common stock at a cost of $11.4 million. We have approximately $6.9 million left under our previously authorized $20 million repurchase program, under which we may continue to repurchase shares through February 2015. During the fourth quarter, our balance of cash and investments decreased approximately $2.3 million to end with approximately $255 million."

Recent Business Highlights:

•
Lattice Semiconductor to Acquire Silicon Image; Creates Global Leader in Wired and Wireless Connectivity Solutions: Lattice Semiconductor and Silicon Image announced that they signed a definitive agreement, pursuant to which Lattice will acquire Silicon Image in an all-cash tender offer of $7.30 per share, representing an equity value of approximately $600 million (or approximately $450 million on an enterprise value basis). Full details of the proposed acquisition, the tender offer and closing conditions are detailed in the press release issued on January 27, 2015 and in the Company’s filings with the U.S. Securities and Exchange Commission.

•
Named one of the 100 Hot Products of 2014: Lattice’s MachXO3L™ FPGA Family was chosen by EDN as one of the “100 Hot Products of 2014.” The 2014 EDN Hot 100 highlights the electronics industry’s most noteworthy products of the year based on innovation, significance, usefulness and popularity.

•
New Bridge Solution: Lattice’s new sub-LVDS to CSI-2 bridge solution gives designers the freedom to architect their camera based sub-system without compromise. This will enable manufacturers to cost-effectively create camera-based products for mobile, surveillance, machine vision and medical applications with Lattice’s solution for bridging Sony sub-LVDS CMOS image sensors to the popular MIPI® CSI-2 interface.

•
Expanded Programmable Mobile Solutions Portfolio: Lattice launched the industry’s lowest power, programmable, “Always Listening” voice detection and recognition solutions for smartphones and other handhelds for the growing Internet of Things (IoT) category of devices. The solutions are implemented in Lattice’s iCE40™ family of mobile FPGAs, enabling manufacturers to improve the user experience of their mobile devices with new voice activation capabilities and by maximizing battery life by minimizing false wake-up triggers to the processor.

Business Outlook - First Quarter 2015:

Excluding the effects of our recently announced intent to acquire Silicon Image, our outlook for the First Quarter of 2015 is as follows:

•	Revenue is expected to be approximately flat plus or minus 2%, as compared to the fourth quarter of 2014.

•	Gross margin percentage is expected to be approximately 55% plus or minus 2%.

•	Total operating expenses are expected to increase approximately 1%, as compared to the fourth quarter of 2014.

Investor Conference Call / Webcast Details:

Lattice Semiconductor will review the Company's financial results for the fourth quarter of 2014 and business outlook for the first quarter of 2015 on Tuesday, February 3, 2015 at 5:00 p.m. Eastern Time. The conference call-in number is 1-888-286-6281 or 1-706-643-3761 with conference identification number 64961608. A live webcast of the conference call will also be available on Lattice's website at www.latticesemi.com. The Company's financial guidance will be limited to the comments on its public quarterly earnings call and the public business outlook statements contained in this press release.

A replay of the call will be available approximately two hours after the conclusion of the live call through 11:59 p.m. Eastern Time on February 17, 2015, by telephone at 1-404-537-3406. To access the replay, use conference identification number 64961608. A webcast replay will also be available on Lattice's investor relations website at www.latticesemi.com.

This communication does not constitute an offer to buy or a solicitation of an offer to sell any securities. No tender offer for the shares of Silicon Image, Inc. has commenced at this time. In connection with the proposed transaction, Lattice Semiconductor may file tender offer documents with the U.S. Securities and Exchange Commission (“SEC”). Any definitive tender offer documents will be mailed to shareholders of Silicon Image. INVESTORS AND SECURITY HOLDERS OF SILICON IMAGE ARE URGED TO READ THESE AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain free copies of these documents (if and when available) and other documents filed with the SEC by Lattice Semiconductor through the Web site maintained by the SEC at http://www.sec.gov or through Secretary, Lattice Semiconductor Corporation, 5555 NE Moore Court, Hillsboro, Oregon 97124-6421.

Forward-Looking Statements Notice:

The foregoing paragraphs contain forward-looking statements that involve estimates, assumptions, risks and uncertainties. Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. Such forward-looking statements include statements relating to: our expectation that we will continue to execute on the major strategic and operational initiatives designed to further accelerate our market penetration, and drive our revenue and EPS growth in the coming years; our statement that we may continue to repurchase additional shares of our common stock through February 2015; and those statements under the heading “Business Outlook - First Quarter 2015” relating to expected revenue, gross margin and total operating expenses. Other forward-looking statements may be indicated by words such as “will,” “could,” “should,” “would,” “may,” “expect,” “plan,” “project,” “anticipate,” “intend,” “forecast,” “future,” “believe,” “estimate,” “predict,” “propose,” “potential,” “continue” or the negative of these terms or other comparable terminology. Lattice believes the factors identified below could cause actual results to differ materially from the forward-looking statements.

Estimates of future revenue are inherently uncertain due to, among other things, the high percentage of quarterly “turns” business. In addition, revenue is affected by such factors as global economic conditions, which may affect customer demand, pricing pressures, competitive actions, the demand for our Mature, Mainstream and New products, and in particular our iCE40™ and MachXO3L™ devices, the ability to supply products to customers in a timely manner, changes in our distribution relationships, or the volatility of our consumer business. Actual gross margin percentage and operating expenses could vary from the estimates on the basis of, among other things, changes in revenue levels, changes in product pricing and mix, changes in wafer, assembly, test and other costs, including commodity costs, variations in manufacturing yields, the failure to sustain operational improvements, the actual amount of compensation charges due to stock price changes. Any unanticipated declines in revenue or gross margin, any unanticipated increases in our operating expenses or unanticipated charges could adversely affect our profitability.

In addition to the foregoing, other factors that may cause actual results to differ materially from the forward-looking statements in this press release include global economic uncertainty, overall semiconductor market conditions, market acceptance and demand for our new products, the Company's dependencies on its silicon wafer suppliers, the impact of competitive products and pricing, technological and product development risks, the risk that the Silicon Image transaction will not close when expected or at all, the risk that the operations of the two companies will not be integrated successfully, the failure to achieve the anticipated benefits and synergies of the transaction, the risk that Lattice or Silicon Image’s business will be adversely impacted during the pendency of the transaction, costs associated with the transaction; matters arising in connection with the parties’ efforts to comply with and satisfy applicable regulatory approvals and closing conditions relating to the transaction, and other events that could adversely impact the completion of the transaction, including industry or economic conditions outside of the control of Lattice and Silicon Image. In addition, actual results are subject to other risks and uncertainties that relate more broadly to our overall business, including those risks more fully described in Lattice’s filings with the SEC including its annual report on Form 10-K for the fiscal year ended December 28, 2013, and Lattice’s quarterly reports filed on Form 10-Q for the 2014 fiscal year, and those more fully described in Silicon Image’s filings with the SEC including its annual report on Form 10-K for the fiscal year ended December 31, 2013, and its quarterly reports filed on Form 10-Q for the 2014 fiscal year.

You should not unduly rely on forward-looking statements because actual results could differ materially from those expressed in any forward-looking statements. In addition, any forward-looking statement applies only as of the date on which it is made. The Company does not intend to update or revise any forward-looking statements, whether as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.
About Lattice Semiconductor:

Lattice Semiconductor (NASDAQ: LSCC) is the leader in low power, small form factor, low cost, customizable solutions for a quickly changing connected world. From making smart consumer devices smarter, to enabling intelligent automation in industrial, or connecting anything to everything in communications, electronics manufacturers around the world use Lattice’s solutions for fast time to market, product innovation, and competitive differentiation. For more information, visit www.latticesemi.com. You can also follow us via LinkedIn, Twitter, Facebook or RSS.

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Lattice Semiconductor Corporation, Lattice (& design), L (& design), iCE40 and MachXO3L and specific product designations are either registered trademarks or trademarks of Lattice Semiconductor Corporation or its subsidiaries in the United States and/or other countries.

GENERAL NOTICE: Other product names used in this publication are for identification purposes only and may be trademarks of their respective holders.

Lattice Semiconductor Corporation
Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended			Year Ended
	January 3, 2015	September 27, 2014	December 28, 2013	January 3, 2015	December 28, 2013
Revenue	$83,600	$86,570	$89,519	$366,127	$332,525
Costs and expenses:
Cost of products sold	37,337	35,759	40,916	159,940	154,281
Research and development	22,485	22,053	22,331	88,079	80,966
Selling, general and administrative	18,301	17,645	17,189	73,527	67,144
Amortization of intangible assets	737	737	737	2,948	2,960
Restructuring	1	2	131	17	388
	78,861	76,196	81,304	324,511	305,739
Income from operations	4,739	10,374	8,215	41,616	26,786
Other income (loss), net	57	53	(540)	1,325	(300)
Income before taxes	4,796	10,427	7,675	42,941	26,486
Income tax (benefit) expense	(10,623)	1,021	1,128	(5,639)	4,165
Net income	$15,419	$9,406	$6,547	$48,580	$22,321

Net income per share:
Basic	$0.13	$0.08	$0.06	$0.41	$0.19
Diluted	$0.13	$0.08	$0.06	$0.40	$0.19

Shares used in per share calculations:
Basic	117,931	118,643	115,718	117,708	115,701
Diluted	119,486	120,970	117,156	120,245	117,081

Lattice Semiconductor Corporation
Consolidated Balance Sheets
(in thousands)
(unaudited)

	January 3, 2015	December 28, 2013
Assets
Current assets:
Cash, cash equivalents and short-term marketable securities	$254,844	$215,815
Accounts receivable, net	62,372	50,085
Inventories	64,925	46,222
Other current assets	16,281	13,679
Total current assets	398,422	325,801

Property and equipment, net	27,796	41,719
Long-term marketable securities	—	5,241
Other long-term assets	9,862	6,120
Intangible assets, net of amortization	9,537	12,484
Goodwill	44,808	44,808
Deferred income taxes	20,105	11,703
	$510,530	$447,876

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and other accrued liabilities	$45,800	$51,113
Deferred income and allowances on sales to sell-through distributors	14,946	7,495
Total current liabilities	60,746	58,608

Other long-term liabilities	8,809	3,588
Total liabilities	69,555	62,196

Stockholders' equity	440,975	385,680
	$510,530	$447,876

Lattice Semiconductor Corporation
- Supplemental Historical Financial Information -

	Three Months Ended			Year Ended
	1/3/2015	9/27/2014	12/28/2013	1/3/2015	12/28/2013
Operations Information
Percent of Revenue
Gross Margin	55.3%	58.7%	54.3%	56.3%	53.6%
R&D Expense	26.9%	25.5%	24.9%	24.1%	24.3%
SG&A Expense	21.9%	20.4%	19.2%	20.1%	20.2%
Depreciation and amortization (in thousands)	5,375	5,240	5,634	22,248	20,807
Capital expenditures (in thousands)	3,394	1,998	2,263	10,267	12,500
Stock compensation expense (in thousands)	3,257	3,134	2,537	12,799	9,522
Restructuring and severance related charges (in thousands)	59	76	167	629	797
Taxes paid (cash, in thousands)	509	292	289	1,599	1,370
Balance Sheet Information
Current Ratio	6.6	6.4	5.6
A/R Days Revenue Outstanding	67	52	50
Inventory Months	5.2	5.6	3.4
Revenue% (by Product Family)
PLD	64%	69%	68%	66%	69%
FPGA	36%	31%	32%	34%	31%
Revenue% (by Product Classification) (1)
New	43%	46%	46%	48%	46%
Mainstream	40%	43%	40%	39%	41%
Mature	17%	11%	14%	13%	13%
Revenue% (by Geography)
Asia	69%	73%	76%	73%	74%
Europe (incl. Africa)	16%	17%	12%	16%	14%
Americas	15%	10%	12%	11%	12%
Revenue% (by End Market) (2)
Communications	41%	41%	41%	42%	38%
Consumer	20%	23%	27%	25%	30%
Industrial	39%	36%	32%	33%	32%
Revenue% (by Channel)
Sell-through distribution	49%	51%	45%	45%	45%
Direct	51%	49%	55%	55%	55%

(1) New: LatticeECP5, MachXO3, LatticeECP3, MachXO2, Power Manager II, and iCE40 Mainstream: ispMACH 4000ZE, ispMACH 4000/Z, LatticeSC, LatticeECP2/M, LatticeXP2, MachXO, ispClock A/D/S, Software and IP Mature: LatticeECP, LatticeXP, ispXPLD, ispXPGA, FPSC, ORCA 2, ORCA 3, ORCA 4, ispPAC, isplsi 8000V, ispMACH 5000B, ispMACH 2LV, ispMACH 5LV, ispLSI 2000V, ispLSI 5000V, ispMACH 5000VG, all 5-volt CPLDs, ispGDX2, GDX/V, ispMACH 4/LV, iCE65, ispClock, Power Manager I, all SPLDs

* Product categories are modified as appropriate relative to our portfolio of products and the generation within each major product family. New products consist of our latest generation of products, while Mainstream and Mature are older or based on unique late stage customer-based production needs. Generally, product categories are adjusted every two to three years, at which time prior periods are reclassified to conform to the new categorization. In the first fiscal quarter 2014 we reclassified our New, Mainstream and Mature product categories to better reflect our current product portfolio.

(2) During the second quarter of fiscal 2014, the Company condensed its End Market categories. All periods presented have been revised accordingly.